Consent of Independent Registered Public Accounting Firm

Liberty Star Uranium & Metals Corp.
Tucson, Arizona

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated May 11, 2010, relating to the consolidated financial statements of Liberty Star Uranium & Metals, Corp. appearing in the Company’s Annual Report on Form 10-K for the year ended January 31, 2010.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Semple, Marchal & Cooper, LLP
Semple, Marchal & Cooper, LLP
Phoenix, Arizona

January 21, 2011